OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 753-7200


                                                     July 18, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Glasgal Communications, Inc.-
                           REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Glasgal Communications, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 1,380,000 (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's 1990 Employee Stock Option Plan, as amended (the "Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and

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Securities and Exchange Commission
July 18, 1996
Page -2-


conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

                  We advise you that Robert Frome is a member of this firm and holds options to purchase 38,293 shares of Common Stock of the Company. In addition, Robert Friedman, a member of this firm, is a director of the Company and holds options to purchase 87,146 shares of Common Stock of the Company.

                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                      Very truly yours,


                                      /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                      --------------------------------------
                                      OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP